                                            23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-225898 and 333-208262) of The Joint Corp. (the Company) of our reports dated March 13, 2025, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
BDO USA, P.C.
Phoenix, Arizona
March 13, 2025